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                              AMENDMENT NUMBER 4 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

         Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services Company on November 1, 1998 (the "Agreement"), The Hartford Global Health Fund and The Hartford Global Technology Fund are hereby included as two new Funds. All provisions in the Agreement shall apply to The Hartford Global Health Fund and The Hartford Global Technology Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be
executed on the     day of                , 2000.


                             HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY

                             By: __________________________________________


                             THE HARTFORD MUTUAL FUNDS, INC.
                             on behalf of:
                             The Hartford Global Health Fund
                             The Hartford Global Technology Fund

                             By: __________________________________________